UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 30, 2021

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware .	001-11596 .	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	NASDAQ Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02 – Results of Operations and Financial Condition.

The Company anticipates that an expense may be recognized during the fourth quarter of 2021, subject to completion of the Company’s year-end audit, as described herein under Item 8.01, incorporated herein by reference.

Item 8.01 – Other Events

Perma-Fix Environmental Services, Inc. (the “Company”) is filing this Current Report on Form 8-K (the “Form 8-K”) solely to reflect the discontinued operation of the Company’s Medical Segment business, as described below.

As previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Medical Segment business, conducted through the Company’s majority-owned subsidiary, Perma-Fix Medical S. A., a joint stock company organized under the laws of Poland (“PFM Poland”), and PFM Poland’s wholly-owned subsidiary, Perma-Fix Medical Corporation, a Delaware corporation (“PFMC”), has not generated any revenue and has substantially reduced R&D costs and activities due to the need for capital to fund such activities. During the three months ended December 31, 2021, the Company made the strategic decision to discontinue and exit its Medical Segment business and, in connection therewith, the Company executed a Sale of Shares Agreement on December 30, 2021, whereby it sold 100% of its interest in PFM Poland to a Polish investor for a nominal amount. As a condition precedent to the Sale of Shares Agreement, the Company acquired PFMC after its conversion to a Delaware limited liability company. The acquisition by the Company of the limited liability company was effected on December 29, 2021. Additionally, as a further condition precedent to the Sale of Shares Agreement, the Company agreed to release PFM Poland from unsatisfied trade payables owed by PFM Poland to the Company, totaling approximately PLN 9,660,733 (approximately USD $2,384,027) as of December 30, 2021. In connection therewith, the Company executed a Debt Release Agreement dated December 30, 2021. The Company anticipates that it will deconsolidate PFM Poland from its 2021 financial statements, subject to completion of the Company’s year-end audit, which would result in a non-cash loss of approximately $1.9 million from the elimination of Minority Interest.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

		By:	/s/ Ben Naccarato
Ben Naccarato
Dated:	January 6, 2022		Executive Vice President, Chief Financial Officer and Chief Accounting Officer